Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:

Paul T. Luther	Esra Ozer
(412) 553-1950	(412) 553-2666
Paul.Luther@howmet.com	Esra.Ozer@howmet.com

Howmet Aerospace Inc. Announces Closing of Debt Offering

PITTSBURGH, April 24, 2020 – Howmet Aerospace Inc. (NYSE: HWM) (“Howmet Aerospace” or the “Company”) today announced that it has closed its underwritten public offering of $1,200,000,000 aggregate principal amount of its 6.875% Notes due 2025 (the “Notes”).

The Company intends to use the net proceeds from the offering to fund an aggregate purchase price of up to $785,000,000 for purchases of its outstanding 5.40% Notes due 2021 and up to $210,000,000 for purchases of its outstanding 5.87% Notes due 2022, in each case pursuant to cash tender offers (the “Tender Offers”) that the Company announced on April 22, 2020, and to pay related transaction fees, including applicable premiums and expenses. The remaining net proceeds are intended to be used for general corporate purposes, which may include the repayment and/or repurchase of other outstanding indebtedness as may be determined by management. The Tender Offer in respect of the 5.40% Notes due 2021 includes a solicitation of consents to amend the related indenture. The Tender Offer in respect of the 5.87% Notes due 2022 does not include any consent solicitation. The Tender Offers are being made pursuant to the Offer to Purchase and Consent Solicitation Statement dated April 22, 2020. The closing of the offering satisfies the financing condition for the Tender Offers described in the Offer to Purchase and Consent Solicitation.

J.P. Morgan Securities LLC acted as sole book-running manager for the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. The Notes were offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and accompanying prospectus filed with the SEC as part of the shelf registration statement. The offering was made only by means of a prospectus supplement and the accompanying prospectus. Copies of these documents can be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (866) 803-9204.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and titanium structural parts necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the intended conduct, timing and terms of the Tender Offers, related financing plans and any future actions by Howmet Aerospace in respect of the notes subject to the Tender Offers. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) the anticipated use of proceeds; (b) the impact of the separation on the businesses of Howmet Aerospace; (c) deterioration in global economic and financial market conditions generally, including as a result of pandemic health issues (including coronavirus and its effects, among other things, on global supply, demand, and distribution disruptions as the coronavirus outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations); (d) unfavorable changes in the markets served by Howmet Aerospace; (e) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (f) competition from new product offerings, disruptive technologies or other developments; (g) political, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (h) manufacturing difficulties or other issues that impact product performance, quality or safety; (i) Howmet Aerospace’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (j) the impact of potential cyber attacks and information technology or data security breaches; (k) the loss of significant customers or adverse changes in customers’ business or financial conditions; (l) adverse changes in discount rates or investment returns on pension assets; (m) the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (n) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; and (o) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC. Market projections are subject to the risks discussed above and other risks in the market. The statements in this press release are made as of the date of this press release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.